EXHIBIT 99.1


The reporting person also engaged in the following transactions:

1. On July 26, 2004, the reporting person disposed of 20,060 shares of common stock of the issuer in a market transaction at $0.41 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,385,782 shares of common stock of the issuer. The transaction code for this disposition is "S".

2. On July 26, 2004, the reporting person disposed of 13,705 shares of common stock of the issuer in a market transaction at $0.42 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,372,077 shares of common stock of the issuer. The transaction code for this disposition is "S".

3. On July 26, 2004, the reporting person disposed of 4,440 shares of common stock of the issuer in a market transaction at $0.43 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,367,637 shares of common stock of the issuer. The transaction code for this disposition is "S".

4. On July 26, 2004, the reporting person disposed of 5,200 shares of common stock of the issuer in a market transaction at $0.45 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,362,437 shares of common stock of the issuer. The transaction code for this disposition is "S".

5. On July 27, 2004, the reporting person disposed of 2,200 shares of common stock of the issuer in a market transaction at $0.42 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,360,237 shares of common stock of the issuer. The transaction code for this disposition is "S".

6. On July 27, 2004, the reporting person disposed of 10,400 shares of common stock of the issuer in a market transaction at $0.43 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,349,837 shares of common stock of the issuer. The transaction code for this disposition is "S".

7. On July 27, 2004, the reporting person disposed of 1,100 shares of common stock of the issuer in a market transaction at $0.44 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,348,737 shares of common stock of the issuer. The transaction code for this disposition is "S".

8. On July 27, 2004, the reporting person disposed of 2,000 shares of common stock of the issuer in a market transaction at $0.45 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,346,737 shares of common stock of the issuer. The transaction code for this disposition is "S".

(1) The shares are directly owned by Burns Philp Microbiology Pty Limited, which is a wholly owned subsidiary of Burns Philp Investments Pty Limited, which is a wholly owned subsidiary of Burns, Philp & Company Limited ("Burns Philp"). Burns Philp is an indirect beneficial owner of the shares.